SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 1, 1999


                                TSI INCORPORATED
                                ----------------
             (Exact name of registrant as specified in its charter)


                                    Minnesota
                                    ---------
                 (State or other jurisdiction of incorporation)


         0-2958                                          41-0843524
         ------                                          ----------
(Commission File Number)                      (IRS Employer Identification No.)


500 Cardigan Road, St. Paul, Minnesota                                 55126
--------------------------------------                                 -----
(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code               651/483-0900
                                                                 ------------


________________________________Not Applicable_________________________________
          (Former name or former address, if changed since last report)


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Item 2.  Acquisition or Disposition of Assets

         Pursuant to the Asset Purchase Agreement, Registrant, effective October 1, 1999, sold the assets and business of its Handar subsidiary, a California Corporation, to Vaisala Inc., the U.S. subsidiary of Vaisala Oyj, headquartered in Helsinki, Finland on October 1, 1999.

         The consideration received by Registrant for the sale of Handar was a cash payment of $10,594,000 paid directly to the Registrant plus $1,201,000 held in escrow for a period up to two years. The consideration paid was determined by arms-length negotiations between Registrant and Vaisala Inc. The consideration will be adjusted based on the final net book value of the assets transferred. No prior relationships existed between Registrant and Vaisala Inc. or their shareholders, directors, officers, and associates.

         The Registrant realized an after-tax gain of approximately $4.8 million, or $.41 per share, from the sale.

         Handar, headquartered in Sunnyvale, California, manufactures instruments for meteorological and hydrological measuring applications. In fiscal year ended March 31, 1999, sales were approximately $9.2 million.


Item 7.  Exhibits

99       Press release disclosing the execution of the asset purchase agreement

         Information contained herein may contain forward looking statements that involve risks and uncertainties with respect to the fair value of assets acquired, the amount of liabilities assumed, the allocation of the purchase price to the tangible and intangible assets acquired, and otherwise. These forward looking statements include the words "believes", "expects", "anticipates" and similar expressions. These forward looking statements involve certain risks and uncertainties, including those related to general economic and business conditions, changes in market conditions and competitive pressures. In addition, the purchase price allocation includes preliminary estimates based upon TSI's initial review of the assets and liabilities acquired. The final allocation of the purchase price will be based in part on an independent valuation. There can be no assurance that the final purchase price allocation will be consistent with the allocation reflected in the accompanying unaudited pro forma combined financial information.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned thereunto duly authorized.


Dated:            October 13, 1999               TSI INCORPORATED


                                                 By  /s/James E. Doubles
                                                   ----------------------------
                                                     James E. Doubles
                                                     Chief Executive Officer